C3 Inc.
                                     -------

                              ARTICLES OF AMENDMENT


THIS IS TO CERTIFY THAT:

         FIRST:   The  charter  of  C3,  Inc.,  a  Maryland   corporation   (the
"Corporation"), is hereby amended by deleting existing Article FIRST in its entirety and substituting in lieu thereof a new article to read as follows:

                       FIRST: The name of the corporation
                (which is hereafter called the "Corporation") is:

                                Telos Corporation

         SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by Law.

         THIRD: The undersigned Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 13th day of April, 1995.

ATTEST:                            C3, INC.



/s/ Gerald D. Calhoun              By: /s/  William L.P. Brownley      (SEAL)
- - --------------------------             -------------------------------
Secretary                               Vice President




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